LivePerson Announces Second Quarter 2022 Financial Results

-- Revenue of $132.6 million, up 11% Year over Year –

-- Adjusted EBITDA at the high end of guidance –

-- Signed 45 new logo deals, including one of the largest new logo deals in LivePerson’s history --

-- Maintains expectation of positive cash flow in the fourth quarter --

NEW YORK, August 8, 2022 -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson” or the “Company”), a global leader in conversational AI, today announced financial results for the second quarter ended June 30, 2022.

Second Quarter Highlights

Total revenue was $132.6 million for the second quarter of 2022, an increase of 11% as compared to the same period last year. Within total revenue, business operations revenue for the second quarter of 2022 increased 12% year over year to $123.4 million, and revenue from consumer operations decreased 7% year over year to $9.1 million.

LivePerson signed 5 seven-figure deals and 104 deals in total for the second quarter, comprising of 45 new and 59 existing customer contracts. Trailing-twelve-months average revenue per enterprise and mid-market customer increased 23% for the second quarter to another record high of $660,000, up from approximately $535,000 for the comparable prior-year period.

“For the second quarter, LivePerson delivered on its commitments to re-accelerate new logo growth while cutting costs. We signed 104 total deals in the second quarter, including 45 new logos, which was up 55% Year over Year and up 73% sequentially, and achieved adjusted EBITDA at the top end of our guidance range," said founder and CEO Robert LoCascio. “We continue to make substantial changes to our P&L — focusing on the most differentiated, high value components of our business — intended to drive high gross margins, strong operating margins, and high quality revenue growth. We believe we are putting the right operating framework in place to drive innovation and grow the company in a strong and sustainable way.”

“Our second quarter results demonstrate strong execution against our profitable growth plan, ” added CFO John Collins. “In addition to expense reductions, we have begun eliminating low-quality sources of revenue in order to further optimize the overall health of the P&L. While we expect the magnitude of both the expense reductions and the elimination of low-quality revenue to impact near-term growth, we believe these strategic moves will set a long term foundation for a best-in-class gross margin, significant free cash flow generation, and a return to a Rule of 40 framework.”

Customer Expansion

During the second quarter, the Company signed 5 seven-figure deals out of 104 total deals for the quarter with new customers, including:
•Capitec, the largest retail bank in South Africa
•The largest bank in Canada
•One of the largest Automotive OEM finance companies in the United States
•A global leader in household appliances

The Company also expanded business with:
•One of the world’s largest telecommunications companies
•A major airline
•One of the largest consumer banks in the midwest
•The largest telecommunications company in the UK

Net Loss and Adjusted Operating (Loss) Income

Net loss for the second quarter of 2022 was $75.4 million or $0.98 per share, as compared to a net loss of $21.1 million or $0.31 per share for the second quarter of 2021. Adjusted operating loss, a non-GAAP financial metric, for the second quarter of 2022 was $12.6 million, as compared to an adjusted operating income of $6.4 million for the second quarter of 2021. Adjusted operating (loss) income excludes amortization of purchased intangibles and finance leases, stock-based compensation, other litigation and consulting costs, restructuring costs, contingent earn-out adjustments, acquisition costs, interest income (expense), and other expense (income).

Adjusted EBITDA (Loss)

Adjusted EBITDA, a non-GAAP financial measure, for the second quarter of 2022 was $(5.5) million as compared to $13.4 million for the second quarter of 2021. Adjusted EBITDA excludes amortization of purchased intangibles and finance leases, stock-based compensation, depreciation, other litigation and consulting costs, restructuring costs, contingent earn-out adjustments, provision for (benefit from) income taxes, acquisition costs, interest income (expense), and other expense (income).

A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Cash and Cash Equivalents

The Company’s cash balance was $425.9 million at June 30, 2022, as compared to $521.8 million at December 31, 2021.

Financial Expectations

The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially from these forward-looking measures. The Company does not present a quantitative reconciliation of the forward-looking non-GAAP financial measures, adjusted EBITDA, adjusted EBITDA margin, and non-GAAP gross margin to the most directly comparable GAAP financial measures (or otherwise present such forward-looking GAAP measures) because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized. In particular, these non-GAAP financial measures exclude certain items, including amortization of purchased intangibles, stock-based compensation, depreciation, other litigation and consulting costs, restructuring costs, contingent earn-out adjustments, benefit from income taxes, interest income (expense), and other expense (income), which depend on future events that the Company is unable to predict. Depending on the size of these items, they could have a significant impact on the Company’s GAAP financial results.

In the short term, due to the P&L optimizations we are undertaking as we execute on our profitable growth plan, including reduction in costs and intentional elimination of low margin revenue, and our ramping sales force, we are revising down our 2022 revenue guidance from $544.8 million - $563.3 million to $507.1 million - $518.3 million, or 8% to 10% growth year-over-year. The revenue guidance range for the third quarter is $120.5 million to $123.6 million, or 1.8% to 4.5% growth year-over-year.

With the strong cost out results of the second quarter demonstrating early signs of building leverage in the business and the Company's commitment to execution on its profitable growth strategy, the Company is maintaining its 2022 adjusted EBITDA guidance to a range of $1.0 million to $10.0 million, or a 0.0% - 2.0% adjusted EBITDA margin. By reaffirming full year guidance for adjusted EBITDA, the implication for operating expenses is approximately $507 million at the midpoint, a reduction of $57 million in-year. The Company is guiding for third quarter adjusted EBITDA in a range of $0 million - $4.3 million or a 0% - 3.5% adjusted EBITDA margin.

Third Quarter 2022

Guidance
Revenue (in millions)	$120.5 - $123.6
Revenue growth (year-over-year)	1.8% - 4.5%
Adjusted EBITDA (in millions)	$0 - $4.3
Adjusted EBITDA margin (%)	0% - 3.5%

Full Year 2022

	Updated Guidance	Previous Guidance
Revenue (in millions)	$507.1 - $518.3	$544.8 - $563.3
Revenue growth (year-over-year)	8.0% - 10.4%	16.0% - 20.0%
Adjusted EBITDA (in millions)	$1.0 - $10.0	$1.0 - $10.0
Adjusted EBITDA margin (%)	0.0% - 2.0%	0.0% - 2.0%

The Company is raising guidance of non-GAAP gross margin from 70% - 72% to 72% - 74% for the full year 2022 and the third quarter of 2022.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(In thousands)
Cost of revenue	$4,120	$1,386	$6,251	$3,281
Sales and marketing	5,942	3,373	12,591	7,155
General and administrative	13,231	3,110	23,669	5,760
Product development	13,224	7,218	25,872	13,502
Total	$36,517	$15,087	$68,383	$29,698

Amortization of Purchased Intangibles and Finance Leases
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles and finance leases, as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(In thousands)
Cost of revenue	$4,561	$1,184	$8,977	$2,359
Amortization of purchased intangibles	923	374	1,822	749
Total	$5,484	$1,558	$10,799	$3,108

Supplemental Second Quarter 2022 Presentation
LivePerson will post a presentation providing supplemental information for the second quarter 2022 on the investor relations section of the Company’s web site at www.ir.liveperson.com.

Earnings Teleconference Information
The Company will discuss its second quarter 2022 financial results during a teleconference today, August 8, 2022. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-407-0784, while international callers should dial 1-201-689-8560, and both should reference the conference ID “13731592.”
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at www.ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID “13731592.” A replay will also be available on the investor relations section of the Company’s web site at www.ir.liveperson.com.

About LivePerson
LivePerson (NASDAQ: LPSN) is a global leader in customer engagement solutions. We create AI-powered digital experiences that feel Curiously Human. Our customers — including leading brands like HSBC, Orange, and GM Financial — have conversations with millions of consumers as personally as they would with one. Our Conversational Cloud platform powers nearly a billion conversational interactions every month, providing a uniquely rich data set to build connections that reduce costs, increase revenue, and are anything but artificial. Fast

Company named us the #1 Most Innovative AI Company in the world. To talk with us or our Conversational AI, please visit liveperson.com.
Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are “non-GAAP financial measures”: (i) adjusted EBITDA, or earnings/(loss) before (benefit from) income taxes, interest income (expense), other expense (income), depreciation, amortization, stock-based compensation, restructuring costs, acquisition costs and other costs; (ii) adjusted EBITDA margin, or earnings/(loss) before (benefit from) income taxes, interest income (expense), other expense (income), depreciation, amortization, stock-based compensation, restructuring costs, acquisition costs and other costs divided by revenue; (iii) adjusted operating (loss) income, or operating income (loss) excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, and other costs; (iv) free cash flow, or net cash provided by operating activities less purchases of property and equipment, including capitalized software; and (v) non‑GAAP gross profit and non‑GAAP gross margin, or GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude, as applicable, certain expenses as presented the Reconciliation of Adjusted EBITDA.

Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Forward-Looking Statements
Statements in this press release and on our earnings call regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: major public health issues, and specifically the pandemic caused by the spread of COVID-19, and their effects on the U.S. and global markets; our ability to retain key personnel, attract new personnel and to manage staff attrition; strain on our personnel resources and infrastructure from supporting our existing and growing customer base; the ability to successfully integrate past or potential future acquisitions; our ability to secure additional financing to execute our business strategy; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; the migration of existing customers to our new platform; our ability to attract new customers and new consumer users of our consumer services; our ability to develop and maintain successful relationships with social media and other third-party consumer messaging platforms and endpoints; the highly competitive markets in which we operate; general economic conditions; privacy concerns relating to the Internet that could result in new legislation or negative public perception; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; greater than anticipated income, non-income and transactional tax liabilities; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; our dependence on the continued viability of the Internet; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; potential adverse impact due to foreign currency and cryptocurrency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally, as we expand into new offerings including AI-assisted healthcare and/or as we expand into direct-to-consumer services; risks related to our operations in Israel and Ukraine, and the civil and political unrest and potential for armed conflict in those regions; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; our lengthy sales cycles; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; risks related to our common stock being traded on more than one securities exchange; and other factors described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company’s reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$132,565	$119,605	$262,762	$227,496

Costs and expenses:
Cost of revenue	45,049	40,063	94,616	73,582
Sales and marketing	59,983	38,622	118,115	75,575
General and administrative	30,246	16,105	59,981	30,591
Product development	55,752	37,526	111,824	70,981
Restructuring costs	10,861	493	10,838	3,225
Amortization of purchased intangibles	923	374	1,822	749
Total costs and expenses	202,814	133,183	397,196	254,703

Loss from operations	(70,249)	(13,578)	(134,434)	(27,207)

Other (expense) income, net:
Interest expense, net	(682)	(9,281)	(2,114)	(18,410)
Other (expense) income , net	(3,266)	2,338	(3,206)	3,050
Total other expense, net	(3,948)	(6,943)	(5,320)	(15,360)

Loss before provision for (benefit from) income taxes	(74,197)	(20,521)	(139,754)	(42,567)

Provision for (benefit from) income taxes	1,214	598	1,021	(253)

Net loss	$(75,411)	$(21,119)	$(140,775)	$(42,314)

Net loss per share of common stock:
Basic	$(0.98)	$(0.31)	$(1.84)	$(0.62)
Diluted	$(0.98)	$(0.31)	$(1.84)	$(0.62)

Weighted-average shares used to compute net loss per share:
Basic	77,290,465	69,057,129	76,555,518	68,482,653
Diluted	77,290,465	69,057,129	76,555,518	68,482,653

LivePerson, Inc.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
Unaudited

	Six Months Ended
	June 30,
	2022	2021
OPERATING ACTIVITIES:
Net loss	$(140,775)	$(42,314)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation expense	68,383	29,698
Depreciation	14,351	13,578
Amortization of purchased intangibles and finance leases	10,799	3,108
Amortization of debt issuance costs	1,885	1,228
Accretion of debt discount on convertible senior notes	—	16,374
Allowance for credit losses	3,477	1,599
Gain on settlement of leases	—	(3,322)
Deferred income taxes	926	(1,408)
Changes in operating assets and liabilities:
Accounts receivable	(32,734)	(11,665)
Prepaid expenses and other current assets	(7,981)	(3,938)
Contract acquisition costs noncurrent	(4,758)	(3,557)
Other assets	(111)	597
Accounts payable	6,816	(6,548)
Accrued expenses and other current liabilities	3,941	20,527
Deferred revenue	13,049	20,126
Operating lease liabilities	(1,721)	(3,312)
Other liabilities	86	(157)
Net cash (used in) provided by operating activities	(64,367)	30,614

INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(25,197)	(23,172)
Investment in joint venture	(3,651)	—
Payments for acquisition, net of cash acquired	(3,458)	—
Purchases of intangible assets	(1,129)	(1,375)
Net cash used in investing activities	(33,435)	(24,547)

FINANCING ACTIVITIES:
Principal payments for financing leases	(1,849)	(1,728)
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	895	9,001
Payments on conversion of convertible senior notes	—	(2)
Net cash (used in) provided by financing activities	(954)	7,271
Effect of foreign exchange rate changes on cash and cash equivalents	1,578	(1,882)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(97,178)	11,456
Cash, cash equivalents, and restricted cash - beginning of year	523,532	654,152
Cash, cash equivalents, and restricted cash - end of period	$426,354	$665,608

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Reconciliation of Adjusted EBITDA:
GAAP net loss	$(75,411)	$(21,119)	$(140,775)	$(42,314)
Add/(less):
Amortization of purchased intangibles and finance leases	5,483	1,558	10,799	3,108
Stock-based compensation	36,517	15,087	68,383	29,698
Contingent earn-out adjustments	—	—	—	132
Restructuring costs (1)	10,861	493	10,838	3,225
Depreciation	7,127	6,973	14,351	13,578
Other litigation and consulting costs (2)	3,053	2,835	4,804	4,182
Provision for (benefit from) income taxes	1,214	598	1,021	(253)
Acquisition costs	1,703	—	2,122	—
Interest expense, net	682	9,281	2,114	18,410
Other (income) expense, net (3)	3,266	(2,338)	3,206	(3,050)
Adjusted EBITDA (loss)	$(5,505)	$13,368	$(23,137)	$26,716

Reconciliation of Adjusted Operating (Loss) Income:
Loss before provision for income taxes:	$(74,197)	$(20,521)	$(139,754)	$(42,567)
Add/(less):
Amortization of purchased intangibles and finance leases	5,483	1,558	10,799	3,108
Stock-based compensation	36,517	15,087	68,383	29,698
Restructuring costs (1)	10,861	493	10,838	3,225
Other litigation and consulting costs (2)	3,053	2,835	4,804	4,182
Contingent earn-out adjustments	—	—	—	132
Acquisition costs	1,703	—	2,122	—
Interest expense, net	682	9,281	2,114	18,410
Other (income) expense, net (3)	3,266	(2,338)	3,206	(3,050)
Adjusted operating (loss) income	$(12,632)	$6,395	$(37,488)	$13,138
——————————————

(1)Includes severance costs and other compensation related costs of $10.5 million and and lease restructuring costs of $0.4 million for the three months ended June 30, 2022. Includes lease restructuring costs of $0.3 million and severance costs and other compensation related costs of $0.2 million for the three months ended June 30, 2021. Includes severance costs and other compensation related costs of $10.5 million and lease restructuring costs of $0.3 million for the six months ended June 30, 2022. Includes lease restructuring costs of $0.5 million and severance costs and other compensation related costs of $2.7 million for the six months ended June 30, 2021.
(2)Includes consulting costs of $0.2 million, litigation costs of $2.3 million and accrued expenses & fees of $0.5 million for the three months ended June 30, 2022. Includes litigation costs of $1.6 million, employee benefit cost of $0.6 million, consulting costs of $0.4 million, and reserve for sales and use tax liability of $0.2 million for the three months ended June 30, 2021. Includes litigation costs of $3.0 million, employee benefit cost of $0.7 million, consulting costs of $0.8 million, and an increase to the reserve for sales and use tax liability of $0.3 million for the six months ended June 30, 2022. Includes litigation costs of $2.8 million, employee benefit costs of $0.6 million, consulting costs of $0.6 million an increase to the reserve for sales and use tax liability of $0.2 million, for the six months ended June 30, 2021.
(3)Includes $0.2 million of other income related to the settlement of leases, offset by $1.8 million of costs related to elimination entries for our Equity Method Investments, for the three and six months ended June 30, 2022. The remaining amount of other (income) expense for the three and six months ended June 30, 2022 is attributable to currency rate fluctuations. Includes $3.3 million of other income related to the settlement of leases for the three and six months ended June 30, 2021. The remaining amount of other (income) expense for the three and six months ended June 30, 2021 is attributable to currency rate fluctuations.

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP - continued
(In Thousands)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Calculation of Free Cash Flow:
Net cash provided by operating activities	$(41,495)	$5,385	$(64,367)	$30,614
Purchases of property and equipment, including capitalized software	(12,062)	(12,542)	(25,197)	(23,172)
Total free cash flow	$(53,557)	$(7,157)	$(89,564)	$7,442

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	June 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$425,944	$521,846
Accounts receivable, net	121,728	93,804
Prepaid expenses and other current assets	26,799	20,626
Total current assets	574,471	636,276

Operating lease right of use assets	3,064	1,977
Property and equipment, net	133,709	124,726
Contract acquisition costs	43,387	40,675
Intangibles, net	86,002	85,554
Goodwill	303,268	291,215
Deferred tax assets	4,600	5,034
Investment in joint venture	3,651	—
Other assets	2,521	1,199
Total assets	$1,154,673	$1,186,656

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$22,615	$16,942
Accrued expenses and other current liabilities	120,916	104,297
Deferred revenue	110,594	98,808
Operating lease liability	4,100	3,380
Total current liabilities	258,225	223,427

Deferred revenue, net of current portion	—	54
Convertible senior notes, net	735,530	574,238
Operating lease liability, net of current portion	1,167	2,733
Deferred tax liability	2,541	2,049
Other liabilities	36,455	34,718
Total liabilities	1,033,918	837,219

Commitments and contingencies
Total stockholders’ equity	120,755	349,437
Total liabilities and stockholders’ equity	$1,154,673	$1,186,656

Investor Relations contact

ir-lp@liveperson.com
212-609-4214